AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1997

                                                      REGISTRATION NO. 333-37941
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           VION PHARMACEUTICALS, INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

             DELAWARE                                            13-3671221
   (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                                   ----------


                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                                 JOHN A. SPEARS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENTTO THE AGENT FOR SERVICE, SHOULD BE SENT TO:
                              TERRENCE JONES, ESQ.
                                 WIGGIN & DANA
                               ONE CENTURY TOWER
                          NEW HAVEN, CONNECTICUT 06508

                                   ----------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______ .

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                   ----------

    PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL SECURITIES AS MAY BE ISSUABLE TO THE SELLING SECURITYHOLDERS PURSUANT TO APPLICABLE ANTI-DILUTION PROVISIONS.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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PROSPECTUS
----------

                           VION PHARMACEUTICALS, INC.


                        22,027,022 SHARES OF COMMON STOCK
                       810,991 REDEEMABLE CLASS A WARRANTS
                      4,812,383 REDEEMABLE CLASS B WARRANTS

    This Prospectus relates to 22,027,022 shares of Common Stock, $.01 par value ("Common Stock") of Vion Pharmaceuticals, Inc., a Delaware corporation (the "Company"). This Prospectus also relates to 810,991 Redeemable Class A Warrants (the "Class A Warrants") of the Company, and 4,812,383 Redeemable Class B Warrants ("Class B Warrants"). The Common Stock, the Class A Warrants, the Class B Warrants and the underlying securities are being offered by the Selling Securityholders set forth herein. See "SELLING SECURITYHOLDERS." Of the 22,027,022 shares of Common Stock being sold by the Selling Securityholders, 10,615,389 of such shares represent shares issuable upon exercise of publicly-traded Warrants. In addition, 3,726,392 of the Class B Warrants being sold by the Selling Securityholders represent Class B Warrants issuable upon exercise of the Company's publicly-traded Class A Warrants. The Company will not receive any proceeds from the sale of such securities. The Class A Warrants and the Class B Warrants are referred to herein collectively as the "Warrants" and the Common Stock, the securities issuable upon exercise of the Class A Warrants, together with the Class A Warrants, are sometimes collectively referred to herein as the "Securities." Each Class A Warrant entitles the holder to purchase, at an exercise price of $4.73, subject to adjustment, one share of Common Stock and one Class B Warrant, and each Class B Warrant entitles the holder to purchase, at an exercise price of $6.37, subject to adjustment, one share of Common Stock. The Warrants are exercisable at any time after issuance through August 13, 2000. The Warrants are subject to redemption by the company for $.05 per Warrant, upon 30 days' written notice, if the average closing bid price of the Common Stock exceeds $7.30 per share with respect to the Class A Warrants and $9.80 share with respect to the Class B Warrants for 30 consecutive business days ending within 15 days of the date of the notice of redemption.

    The securities offered by the Selling Securityholders pursuant to this Prospectus may be sold from time to time by the Selling Securityholders. The distribution of the Common Stock, Class A Warrants, and the Class B Warrants offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the NASDAQ SmallCap MarketSM, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

    The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

    The Company will not receive any of the proceeds from the sale of securities by the Selling Securityholders. In the event the Class A Warrants and Class B Warrants registered hereby are exercised, the Company will receive gross proceeds of approximately $3,835,000 and $30,650,000 respectively. See "SELLING SECURITYHOLDERS" and "PLAN OF DISTRIBUTION."


                                   ----------


    FOR INFORMATION CONCERNING CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" beginning on page 3 of this Prospectus.

                                   ----------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 THE DATE OF THIS PROSPECTUS IS NOVEMBER 3, 1997











                              AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. In addition, reports, proxy materials and other information concerning the Company may be inspected at the offices of NASDAQ, 1735 K Street N.W., Washington, D.C. 20006.

    This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, Class A Warrants and Class B Warrants, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, which are on file with the Commission (File No. 0-26534), are incorporated in this Prospectus by reference and made a part hereof:

    (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

    (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1997.

    (c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1997.

    (d) The description of the Company's Common Stock, Class A Warrants and Class B Warrants contained in Item 1 of the Company's Registration Statement on Form 8-A dated July 31, 1995.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511, Attention: Thomas E. Klein, Vice President -- Finance, (203) 498-4210.

                                       2





                                  RISK FACTORS

    In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Securities offered hereby.

    LIMITED OPERATING HISTORY; ACCUMULATED DEFICIT AND ANTICIPATED FUTURE LOSSES. The Company is a development-stage enterprise and to date has not generated any material revenues. At June 30, 1997, the Company had an accumulated deficit of $22,807,423 and since then significant losses and decreases in working capital have occurred and are expected to continue for the foreseeable future. A substantial portion of the Company's losses have been incurred in connection with research sponsored by it pursuant to an agreement with Yale University (the "Yale/MelaRx Agreement") on several product candidates, most of which are not currently being pursued. The Company continues to have substantial financial commitments to Yale pursuant to such agreement. The Company will be required to conduct significant research, development, testing and regulatory compliance activities which, together with projected general and administrative expenses, are expected to result in operating losses for at least the next several years, particularly due to the extended time period before the Company expects to commercialize its principal products, if ever. There can be no assurance that the Company's research and development activities will result in any commercially viable products or that the Company will ever realize revenues from the sale of any of its products. The Company plans to in-license or otherwise acquire the right to sell oncology-related products with the goal of generating some revenues prior to the time revenues could be expected to be received from products resulting from the Company's research and development programs. However, any such in-licensed products will not result in revenues, if any, for at least two years and are not expected to produce sufficient revenues, if any, to fund a significant portion of the Company's anticipated expenditures on research and development or offset losses from research and development.

    EARLY STAGE OF PRODUCT DEVELOPMENT. The Company is engaged in research and development on a variety of technologies, pharmaceutical compounds and other chemical or biological compositions or processes for therapeutic uses, primarily in connection with the treatment of cancer. There has been only limited research on many of the Company's technologies and results obtained in research and testing conducted to date are not conclusive as to whether compounds being investigated by the Company will be safe and effective for their proposed use. Most of the Company's proposed products are in the early developmental stage, require significant further research and development and in many cases lead compounds have not yet been selected. Most of these proposed products were licensed pursuant to an agreement with Yale University (the "Yale/OncoRx Agreement"), which agreement did not provide for ongoing sponsored research. The Company will need to develop further its own internal research and development capability to conduct additional research and development activities with respect to these product candidates. All of the Company's product candidates require testing and regulatory clearances or approvals, including but not limited to the Food and Drug Administration (the "FDA"), prior to their commercial distribution. Accordingly, the Company expects that most of its products will not be commercially available for a number of years, if ever. The successful development of any product is subject to the risks of failure inherent in the development of products or therapeutic procedures based on innovative technologies. These risks include the possibilities that any or all of these proposed products or procedures are found to be ineffective or unsafe, or otherwise fail to receive necessary regulatory clearances or approvals; that the proposed products or procedures are uneconomical to market or do not achieve broad market acceptance; that third parties hold proprietary rights that preclude the Company from marketing them; or that third parties market a superior or equivalent product. The Company is unable to predict whether its research and development activities will result in any commercially viable products or procedures. Further, due to the extended testing and regulatory review process required before marketing clearance can be obtained, the time frames for commercialization of any products or procedures are long and uncertain.

    UNCERTAINTY AND RISKS OF TAPET(TM) TECHNOLOGY. The use of bacteria to deliver genes or gene products is a new technology, and existing preclinical and clinical data on the safety and efficacy of this technology are very limited. No products utilizing the TAPET technology are in human clinical trials, and the results of preclinical studies do not predict safety or efficacy in humans. TAPET uses bacteria

                                       3






for delivery of genes or enzymes to tumors. Possible serious side effects of the Company's TAPET program include bacterial infections, particularly the risk of sepsis, a serious and often fatal bacterial infection of the blood. The Company is bioengineering the bacterial vectors used in TAPET in an effort to eliminate virulence factors and to minimize the risk of such side effects. However, there can be no assurance that unacceptable side effects will not be discovered during preclinical and clinical testing of the Company's potential products.

    NEED FOR SIGNIFICANT ADDITIONAL FUNDS AND COLLABORATIVE ARRANGEMENTS; POTENTIAL DEFAULT UNDER LICENSE AGREEMENTS. The Company believes that its current cash plus the interest income thereon should be sufficient to enable the Company to continue funding its operations at currently budgeted spending levels through February 1998. However, the Company's cash requirements may vary materially from those now planned because of results of research and development, results of product testing, relationships with strategic partners, changes in the focus and direction of the Company's research and development programs, competitive and technological advances, the regulatory process in the United States and abroad and other factors. The Company received an opinion from its auditors, filed as part of its Annual Report for the fiscal year ended December 31, 1996, expressing substantial doubt as to its ability to continue as a going concern. The Company intends to address the immediate need for additional capital by raising funds through a private placement of its securities, although the Company expects to require additional financing to fund its longer-term activities and may require additional capital for acquisitions and new development projects.

    The Company's working capital is not sufficient to fund the Company's operations through the commercialization of the first therapeutic products resulting from its research and development projects. Additionally, the Company does not expect that the revenues, if any, from its in-licensing activities will be sufficient to finance a significant portion of its proposed research and development activities. The Company will require substantial additional funds for its research and product development programs, for operating expenses and to pursue regulatory clearances. The Company has also incurred significant financial commitments to academic collaborators in connection with license and sponsored research agreements and will incur significant additional financial obligations. Adequate funds for these purposes, whether through financial markets or collaborative or other arrangements with corporate partners or from other sources, may not be available when needed. The Company has no commitments to obtain any additional funds and there can be no assurance that additional funds can be obtained on terms acceptable to the Company, if at all. Insufficient funds may require the Company to delay, scale back or eliminate certain of its research and product development programs or license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself. Additionally, if funds are insufficient, the Company may be unable to meet its obligations under its license agreements or research agreements, make research payments or commercialize the technologies licensed under such agreements.

    In the event that any payments required to be made to academic collaborators or licensors are not made in a timely fashion, or if the Company is otherwise in default under agreements with such parties, such parties will have the right to terminate their research and license arrangements with the Company. Termination of any such arrangements would have a material adverse effect on the Company by rendering it unable to continue development of or to commercialize all or a portion of its product candidates licensed under that agreement. See "-- Risks Relating to Sponsored Research and License Agreements."

    DEPENDENCE ON PATENTS AND TRADE SECRETS; UNCERTAINTY OF PATENT POSITION AND TRADE SECRETS. The Company's success will depend to a significant extent on its ability, or the ability of its licensors, to obtain and maintain patent protection  on  technologies  and  products and  preserve  trade  secrets and to operate  without  infringing  the  proprietary  rights  of  others.  The  patent situation in the field of biopharmaceutical products generally is highly uncertain and involves complex legal, scientific and factual questions. To date there has emerged no consistent policy regarding the breadth of claims allowed in biopharmaceutical patents. Accordingly, there can be no assurance that patent applications filed by or on behalf of the Company will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology. Furthermore, there can be no assurance


                                       4






that others will not independently develop similar technologies or duplicate any technology developed by the Company. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that before any of the Company's potential products can be commercialized, any related patent may expire, or remain in existence for only a short period following commercialization, thus reducing any advantage of the patent. Moreover, composition of matter patent protection may not be available for certain of the Company's product candidates. Specifically, composition of matter patent protection is not likely to be available for 3TC, a novel nucleoside analog licensed pursuant to the Yale/OncoRx Agreement, and is not available for porfiromycin. While the Company may seek alternative protection, there can be no assurance that the Company will be able to secure meaningful proprietary protection for any of its proposed products.

    The Company's processes and potential products may conflict with patents which have been or may be granted to competitors, universities or others. As the biopharmaceutical industry expands and more patents are issued, the risk increases that the Company's processes and potential products may give rise to claims that they infringe the patents of others. Such other persons could bring legal actions against the Company claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product or process. If any such actions are successful, in addition to any potential liability for damages, the Company could be required to obtain a license in order to continue to conduct clinical tests, manufacture or market the affected product or use the affected process. There can be no assurance that the Company would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. If the Company becomes involved in litigation, litigation could consume a substantial portion of the Company's resources.

    The Company is aware that patent applications have been filed by and/or United States patents have been issued to, IAFBioChem International, Inc., Emory University, Glaxo Group Limited, University of Georgia Research Foundation, Inc., and The Wellcome Foundation Limited of Unicorn House that relate to the subject matter of patent applications licensed to the Company, namely, 3TC and/or its use as an anti-hepatitis B virus ("HBV") agent. The Company is also aware that patent applications have been filed by Biochem Pharma that relate to subject matter licensed to the Company, namely b-L-FddC and its use as an anti-HBV agent.

    The Company cannot predict whether its or its competitors' patent applications will result in valid patents being issued. Litigation, which could result in substantial cost to the Company, may also be necessary to enforce the Company's patent and proprietary rights and/or to determine the scope and validity of the patents or proprietary rights of others. The Company may participate in interference proceedings which may in the future be declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to the Company.

    To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to the Company's proposed projects, third parties may own all or part of the proprietary rights to such information, and disputes may arise as to the ownership of the proprietary rights to such information which may not be resolved in favor of the Company. To the extent that the Company requires rights to any resulting technologies, it may be necessary to negotiate additional license agreements or the Company may be unable to utilize such technologies. See "-- Risks Relating to Sponsored Research and License Agreements."

    The Company may also rely on trade secrets that it may seek to protect, in part, through confidentiality agreements with employees and other parties. There can be no assurance that these agreements will not be breached, that the Company will have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to or independently developed by competitors.

    RISKS RELATING TO SPONSORED RESEARCH AND LICENSE AGREEMENTS. The Company has incurred significant financial commitments to academic collaborators in connection with licenses and sponsored research agreements. In particular, through June 30, 1997, the Company has paid to Yale approximately


                                       5





$4,560,000 pursuant to the Yale/MelaRx Agreement. The Company continues to have substantial funding commitments under the Yale/MelaRx Agreement and other sponsored research agreements, whether or not such research results in suitable product candidates. Moreover, the Company generally does not have the right to control the research being conducted pursuant to sponsored research agreements and there can be no assurance that such research will result in products which the Company will pursue. In particular, the Company is currently making unrestricted grants to Yale to support certain research, including research in Dr. Yung-Chi Cheng's laboratory. There can be no assurance that these funds will be used to conduct research relating to products which the Company desires to pursue. Additionally, to the extent that such research results in technologies not licensed to the Company pursuant to the Yale/OncoRx Agreement, it may be necessary to negotiate additional license agreements or the Company may be unable to utilize such technologies.

    Certain rights of the Company arise under the Yale/OncoRx Agreement pursuant to which the Company obtained a license for certain technology developed in the laboratories of Dr. Alan C. Sartorelli, the Chairman of the Company's Scientific Advisory Board, and Dr. Yung-Chi Cheng and Dr. James J. Fischer, members of the Scientific Advisory Board. The Company does not have the rights to the results of current or future research being performed by Dr. Sartorelli, Dr. Cheng or Dr. Fischer. There can be no assurance that the Company will be successful in obtaining the rights to future research performed by Dr. Sartorelli, Dr. Cheng or Dr. Fischer.

    RISKS RELATING TO IN-LICENSING ARRANGEMENTS. The Company has an in-licensing program directed towards securing rights to certain oncology-related products. There can be no assurance that the Company will be able to enter into favorable arrangements or, if necessary, complete the development of any products in-licensed. There can be no assurance that definitive agreements will result from ongoing negotiations or that any successfully completed agreements will not be terminated. There can also be no assurance that the Company will be able to market any of the products in-licensed or realize anticipated revenues under those arrangements.

    DEPENDENCE UPON KEY PERSONNEL. Because of the specialized scientific nature of the Company's business, it is dependent upon its ability to attract and retain qualified management, scientific and technical personnel. The Company is also dependent upon other key employees, collaborators at other research institutions and the Company's scientific advisors. John Spears, the Company's President and Chief Executive Officer, may be considered a key employee. The Company has entered into an employment agreement with Mr. Spears and maintains a key man life insurance policy for the benefit of the Company in the amount of $2,000,000 on his life. The loss of any individuals upon which the Company is dependent could have a material adverse effect on the Company.

    Competition among biopharmaceutical and biotechnology companies for qualified employees is intense. The loss of qualified employees, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could adversely affect its business and prospects. There can be no assurance that the Company will be able to retain and continue to attract qualified employees.

    DEPENDENCE ON OTHERS; NO MANUFACTURING AND MARKETING CAPABILITY. The Company's strategy for the research, development and commercialization of certain of its products entails entering into various arrangements with corporate partners, licensors, licensees and others, and is dependent upon the subsequent success of these outside parties in performing their responsibilities. The Company may also rely on its collaborative partners to conduct research efforts and clinical trials, to obtain regulatory approvals and to manufacture and to market certain of the Company's products. In particular, the Company has engaged a contract research organization to conduct the Phase III clinical studies of porfiromycin. Although the Company believes that parties to any such arrangements would have an economic motivation to succeed in performing their contractual responsibilities, the amount and timing of resources to be devoted to these activities may not be within the control of the Company. There can be no assurance that such parties will perform their obligations as expected or that any revenue will be derived from such arrangements. There can also


                                       6






be no assurance that the Company will be successful in establishing any additional collaborative arrangements or that, if established, the parties to such arrangements will be successful in commercializing products.

    The Company has no experience in manufacturing or marketing any therapeutic products. The Company currently does not have the resources to manufacture or market by itself on a commercial scale any products that it may develop. The Company currently intends to outsource some or all manufacturing requirements it may have. While the Company has entered into one such agreement and it believes that it will be able to enter into additional contract manufacturing arrangements and intends to in-license products which it will have manufactured on a contract basis, there can be no assurance that it will be able to enter into additional suitable arrangements. In the event that the Company decides to establish a manufacturing facility, the Company will require substantial additional funds and will be required to hire and retain significant additional personnel and comply with the extensive FDA- mandated good manufacturing practices ("GMP") applicable to such a facility.

    The success of the Company's in-licensing strategy is dependent, in part, on the Company's ability to develop a quality sales force. The Company has not yet begun hiring marketing personnel and there can be no assurance that the Company will be successful in developing an adequate sales force.

    UNCERTAINTY OF GOVERNMENT REGULATORY REQUIREMENTS; LENGTHY APPROVAL PROCESS. The FDA and comparable agencies in foreign countries impose substantial requirements upon the development, manufacturing and marketing of drugs, biologics and medical devices through the regulation of laboratory and clinical testing procedures, manufacturing, labeling, registration, notification, clearance or approval, marketing, distribution, recordkeeping, reporting and promotion, and other costly and time-consuming procedures. Satisfaction of clearance or approval requirements typically takes several years or more and varies substantially based upon the type, complexity and novelty of the product. The Company has obtained Orphan Drug status for porfiromycin and intends to seek Orphan Drug designation for products where appropriate, where no patent protection is feasible. There can be no assurance that Orphan Drug status will be obtained for any of the Company's other proposed products.

    The effect of government regulation may be to delay marketing of new products for a considerable or indefinite period of time, to impose costly procedures upon the Company's activities and to furnish a competitive advantage to larger companies that compete with the Company. There can be no assurance that FDA or other regulatory clearance or approval for any products developed by the Company will be granted on a timely basis, if at all, or, once granted, that clearances or approvals will not be withdrawn or other regulatory action taken which might limit the Company's ability to market its proposed products. Any such delay in obtaining or failure to obtain or maintain such clearances or approvals would adversely affect the manufacturing and marketing of the Company's products and the ability to generate product revenue.

    UNCERTAINTY RELATED TO HEALTH CARE REIMBURSEMENT AND REFORM MEASURES. The Company's success in generating revenue from sales of therapeutic products and medical devices may depend, in part, on the extent to which reimbursement for the costs of such products and medical devices and related treatments will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly- approved health care products. There can be no assurance that adequate third-party insurance coverage will be available for the Company to establish and maintain price levels sufficient for realization of an appropriate return on its investment in developing new therapies or products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new therapeutic products and medical devices approved for marketing by the FDA and by refusing, in some cases, to provide any coverage of uses of approved products for disease indications other than those for which the FDA has granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of the Company's therapeutic products and medical devices, the market acceptance of these products could be adversely affected.


                                       7





    In addition,  Congress  regularly  considers  numerous proposals relating to healthcare reform which, if adopted, could affect the amount paid for pharmaceutical products and medical procedures. The Company is unable to predict which proposals, if any, will be adopted, or the effect such proposals may have on the Company's operations. Future changes in federal, state or local regulation (or in the interpretation of current regulations) could have a material adverse effect on the Company.

    COMPETITION. The Company is engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies and research and academic institutions is intense and expected to increase. The market for cancer products is large and growing rapidly, and will attract new entrants. Many companies engaged in the biotechnology and biopharmaceutical sectors have focused on cancer and most of these companies have substantially greater financial and other resources and development capabilities than the Company and have substantially greater experience in undertaking pre-clinical and clinical testing of products, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products. Accordingly, certain of the Company's competitors may succeed in obtaining approval for products more rapidly than the Company. Other companies may succeed in developing and commercializing products earlier than the Company that are safer and more effective than those proposed to be developed by the Company. In addition to competing with universities and other research institutions in the development of products, technologies and processes, the Company may compete with other companies in acquiring rights to products or technologies from universities. There can be no assurance that the Company will develop products that are more effective or achieve greater market acceptance than competitive products, or that the Company's competitors will not succeed in developing products and technologies that are more effective than those being developed by the Company or that would render the Company's products and technologies less competitive or obsolete.

    RISKS OF TECHNOLOGICAL OBSOLESCENCE. The areas in which the Company is developing, distributing, and/or licensing products involve rapidly developing technology. Others may develop products which may render products being developed, distributed or licensed by the Company obsolete or uneconomical or result in products superior to the Company's products.

    NO PRODUCT LIABILITY INSURANCE. The use or misuse of Company products in clinical trials and the marketing of any pharmaceutical products it may develop may expose the Company to product liability claims. The Company does not currently have any product liability insurance. Although in the future the Company may seek to obtain product liability insurance, there can be no assurance that it will be able to obtain or maintain such insurance on acceptable terms, that such insurance will provide adequate coverage against potential liabilities or that a product liability claim will not have a material adverse effect on the Company.

    SIGNIFICANT INFLUENCE OF INSIDERS; POTENTIAL ANTI-TAKEOVER PROVISIONS. The Company's directors and executive officers beneficially own approximately 25% of the outstanding Common Stock of the Company. As a result, such directors and officers will be able to significantly influence the election of all of the Company's directors and otherwise influence control of the Company's operations. The Company's Board of Directors is also authorized to issue from time to time, without stockholder authorization, shares of preferred stock, in one or more designated series or classes. The Company is also subject to a Delaware statute regulating business combinations. Any of these provisions could discourage, hinder or preclude an unsolicited acquisition of the Company and could make it less likely that stockholders receive a premium for their shares as a result of any such attempt.

    OUTSTANDING WARRANTS, OPTIONS AND CONVERTIBLE PREFERRED STOCK. The Company has outstanding (i) 4,262,383 Class A Warrants to purchase an aggregate of 4,262,383 shares of Common Stock and 4,262,383 Class B Warrants; (ii) 3,162,605 Class B Warrants to purchase 3,162,605 shares of Common Stock; (iii) Purchase Options granted to the underwriter of the Company's initial public offering (the "Underwriter") to purchase an aggregate of 1,075,000 shares of Common Stock, assuming exercise of the underlying warrants; (iv) warrants to purchase 202,486 shares of Common Stock held by the Underwriter and distributees of the Underwriter which were granted to the Underwriter in connection


                                       8






with prior private financings; (v) warrants to purchase 545,727 shares of Common Stock held by employees of Paramount Capital, Inc. which were granted to Paramount Capital, Inc. in connection with a private financing; and (vi) options to purchase 1,335,212 shares of Common Stock, including 986,650 shares granted under its Amended and Restated 1993 Stock Option Plan (the "Plan"). In addition, the Company has 513,350 shares of Common Stock reserved for issuance upon exercise of options which are available to be granted under the Plan. Holders of such warrants and options are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by warrants and options. Further, while these warrants and options are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. In addition, the Company has outstanding 764,321 shares of Class A Convertible Preferred Stock which is convertible into 2,123,114 shares of Common Stock and 4,850 shares of Class B Convertible Preferred Stock which is currently convertible into 1,212,725 shares of Common Stock. The holders of the Class A Preferred Stock and Class B Preferred Stock are Selling Securityholders hereunder. See "SELLING SECURITYHOLDERS."


    POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET. While the Company's Common Stock meets the current Nasdaq listing requirements, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in net tangible assets, a $35,000,000 market capitalization or net income of at least $500,000 in two of the three prior years, (ii) at least 500,000 shares in the public float valued at $1,000,000 or more, (iii) a minimum Common Stock bid price of $1.00, (iv) at least two active market makers, and (v) at least 300 shareholders of Common Stock. If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants may be redeemed by the Company at a redemption price of $.05 per Warrant upon not less than 30 days' prior written notice if the closing bid price of the Common Stock shall have averaged in excess of $7.30 per share for the Class A Warrants and $9.80 per share with respect to the Class B Warrants, for 30 consecutive trading days ending within 15 days of the notice. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants.

    CURRENT PROSPECTUS AND STATE REGISTRATION TO EXERCISE WARRANTS. Holders of Warrants will only be able to exercise the Warrants if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. If and when the Warrants become redeemable by the terms thereof, the Company may exercise its redemption right even if it is unable to qualify the underlying securities for sale under all applicable state securities laws. Holders of Warrants called for redemption residing in states where the underlying securities have not been qualified for sale would generally still be able to sell their Warrants at the then market price thereof.

    RISKS OF LOW-PRICED STOCK. If the Company's securities were delisted from Nasdaq (See "-- Possible Delisting of Securities from the Nasdaq Stock Market"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell such


                                       9





securities except in transactions exempted by such Rule, including transactions meeting the requirements of Rule 505 or 506 of Regulation D under the Securities Act and transactions in which the purchaser is an institutional accredited investor (as defined) or an established customer (as defined) of the broker or dealer. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this offering to sell any of the securities acquired hereby in the secondary market.

    Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction by a broker-dealer involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

    The foregoing required penny stock restrictions will not apply to the Company's securities if such securities continue to be listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will continue to qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to
Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

    EFFECTS OF CURRENT OFFERING ON MARKET PRICE. Future sales of Common Stock, Class A Warrants and Class B Warrants in the public market by existing stockholders pursuant to this shelf registration statement or otherwise, could have an adverse effect on the price of the Company's securities. 22,027,022 shares of Common Stock, 810,991 Class A Warrants and 4,812,383 Class B Warrants will have been registered hereby under the Securities Act of 1933, as amended, for resale to the public, which constitute on a fully diluted basis approximately 74.4%, 16.9% and 67.2% of the Company's Common Stock, Class A Warrants and Class B Warrants, respectively. As of October 10, 1997, 543,320 shares of Common Stock underlying vested options are eligible for resale and an additional 791,892 shares may be sold from time to time as additional outstanding options vest. Sales of Common Stock or other securities, or the possibility of such sales, in the public market may adversely affect the market price of the Common Stock or the other securities offered hereby. Historically, the Company's securities have been thinly traded. This low trading volume may have had a significant effect on the market price of the Company's securities, which may not be indicative of the market price in a more liquid market.


                                       10





                                 USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sales of Securities by the Selling Securityholders. In the event the outstanding Class A Warrants and Class B Warrants being registered for resale hereby are exercised, the Company will receive gross proceeds of approximately $3,835,000 and $30,650,000 respectively. See "SELLING SECURITYHOLDERS" for a list of those persons and entities receiving the proceeds from the sales of the Securities offered hereby.


                            BACKGROUND OF THE COMPANY

    OncoRx Inc. ("Old OncoRx") was founded in May 1993 to engage in the discovery, development and marketing of products for the treatment of cancer and cancer-related disorders. Prior to the Merger described below, Old OncoRx's business consisted principally of entering into a license agreement with Yale University (the "Yale/OncoRx Agreement') in August 1994. MelaRx Pharmaceuticals, Inc. ("MelaRx") was formed in March 1992 to engage in the research and development, pursuant to an agreement with Yale University (the "Yale/MelaRx Agreement") of therapeutic, cosmetic and other products which are derived from technology relating to melanin and the control of the effect of ultraviolet radiation upon the skin and the related systems. In April 1995, Old OncoRx was merged (the "Merger") into OncoRx Research Corp., a wholly-owned subsidiary of MelaRx, and stockholders of Old OncoRx were issued 2,654,038 shares of Common Stock and 23,859 shares of Preferred Stock of the Company, and an option to acquire 750,000 shares of the Common Stock of Old OncoRx was converted into an option to acquire 286,312 shares of Common Stock. Pursuant to the Merger, the name of MelaRx was changed to OncoRx, Inc. Simultaneously therewith, each share of Common Stock of MelaRx was converted into approximately 0.16 shares of Series A Common Stock (resulting in 2,000,000 shares of outstanding Series A Common Stock) and each option and warrant to acquire Common Stock was converted into the right to receive approximately 0.16 shares of Series A Common Stock (the "Recapitalization").

    Additionally, prior to the Merger, certain founders of MelaRx deposited 710,994 of their shares of Series A Common Stock of the Company (after giving effect to the Recapitalization) in escrow. The shares deposited in escrow were canceled upon the closing of the Company's initial public offering in August 1995. Upon such cancellation, each of the remaining 1,289,006 shares of the Series A Common Stock of the Company previously held by MelaRx stockholders were adjusted to equal approximately 1.55 shares of Common Stock of the Company (a total of 2,000,000 shares) and, as a result, the number of shares of outstanding Common Stock remained unchanged after such cancellation. The number of shares subject to options and warrants granted by MelaRx prior to the Merger were also adjusted into the right to acquire approximately 1.55 shares of Common Stock for each share of Series A Common Stock subject to such options or warrants.

    In April 1996 the name of the Company was changed from OncoRx, Inc. to Vion Pharmaceuticals, Inc.

    The Company's executive offices are located at 4 Science Park, New Haven, CT 06511 and its telephone number is (203) 498-4210.


                                       11





                               RECENT DEVELOPMENTS

    Issuance of New Patent. In May 1997 the U.S. Patent and Trademark Office issued a patent covering the method and use of Beta-L-Fd4C, the Company's novel nucleoside analog against the Human Immunodeficiency Virus ("HIV"). This patent complements an earlier patent issued relating to the composition of matter and method of use against the Hepatitis B Virus ("HBV"). With the issuance of this second patent the Company believes it has a strong proprietary position for this potentially important new antiviral agent although there can be no assurance that the Company's patented technologies will not infringe on the patents of other persons or entities.

    Promycin(R) Clinical Trial. The Company has recently broadened the scope of the clinical trial of its anticancer agent Promycin(R) significantly to include over 25 clinical trial sites in 5 European countries. This international multicenter trial is expected to hasten accrual of patients and allow for European registration filing within the timeframe of a U.S. filing, if not sooner. The Phase III head and neck cancer trial compares standard radiation therapy to Promycin(R) plus radiation therapy. In the trial, Promycin(R) is administered as an intravenous injection during the six week course of radiation therapy. This Phase III trial is expected to treat over 400 patients and if successful, the Company expects to file a New Drug Application ("NDA") by 2000. In Phase I/II clinical trial, the combination of Promycin(R) and radiation therapy produced a 37% disease-free survival rate at five years among the evaluable participants who suffered from head and neck cancer. The Phase III trial is designed to detect a 15% difference in clinical response between the two arms.

    Private Placement of Class B Preferred Stock. On August 20, 1997 (the "Closing Date"), the Company completed a private placement of 4,850 shares of Class B Convertible Preferred Stock, at $1,000.00 per share, resulting in net proceeds to the Company of $4,481,850. Each share of Class B Preferred Stock is convertible into approximately 247 shares of Common Stock plus an accretion of 8% per annum. Shares of the Class B Preferred Stock may also be eligible, under certain conditions, to receive dividends paid in Class C Preferred Stock. The Class C Preferred Stock is convertible into shares of Common Stock at the average closing bid price of the Company's Common Stock for thirty consecutive business days ending on the Closing Date and is not entitled to dividends.


    Termination of Option. In October 1997, the Company terminated a research agreement with The Regents of the University of California on behalf of the Berkeley Campus ("Berkeley") and determined not to proceed with negotiations to obtain licenses or options to certain microfiltration and drug delivery technology. The Company had previously sponsored certain research at Berkeley and had negotiated an exclusive option to negotiate an exclusive license to the microfiltration and drug delivery technology.



                                       12






                            SELLING SECURITYHOLDERS

    The following table sets forth certain information as of October 1, 1997 (except as otherwise indicated), as to the security ownership of the Selling Securityholders. Except as set forth below, none of the Selling Securityholders has had a material relationship with the Company or any of its predecessors or affiliates for within the past three years. Unless otherwise indicated, each Selling Stockholder will hold less than one percent of the applicable class of securities being sold after the offering and is selling all of its securities of the Company pursuant to this offering.

                                                CLASS A      CLASS B       COMMON
                                                WARRANTS     WARRANTS       STOCK
                    NAME                       BEING SOLD   BEING SOLD   BEING SOLD
                    ----                       ----------   ----------   ----------
CLASS A WARRANTHOLDERS (RESTRICTED)
Magid M. Abraham                                  3,437        3,437        6,874
William T. Anderson                              13,750       13,750       27,500
Aries Domestic Fund L.P.                         17,875       17,875       35,750
The Aries Trust                                   9,625        9,625       19,250
George T. Barton & Nancy L. Barton JTWROS         1,250        1,250        2,500
Mark Berger                                         155          155          310
David James Brown                                 2,500        2,500        5,000
Jay Cholost                                         157          157          314
Norman Ciment & Robert Grover & Warren
  Tepper JTWROS                                  13,750       13,750       27,500
Howard Commander                                  1,250        1,250        2,500
J. Douglas Cox                                      625          625        1,250
Nathan Eisen & Rose Eisen JTWROS                 27,500       27,500       55,000
Edward J. Farrell Jr.                               312          312          624
Jeffrey Gilbert                                  13,750       13,750       27,500
Goldstein Family Loving Trust                    27,500       27,500       55,000
Barbara Grae                                     41,250       41,250       82,500
Charles D. Greenstein                            13,750       13,750       27,500
Tatiana Hirsu                                    13,750       13,750       27,500
Richard S. Incandela & Sharon Sue Incandela
  Co-TTES of the Richard S. Incandela Trust
  DTD 9/15/91                                    14,300       14,300       28,600
Gary W. Jenkins & Janice A. Jenkins JTWROS          650          650        1,300
Robert Katz(1)                                   22,500       22,500       45,000
Robert Klein & Myriam Gluck JTWROS               20,625       20,625       41,250
William S. Knapp & Jane Knapp JTWROS             13,750       13,750       27,500
Ray Kralovic                                        312          312          624
Joseph S. Kulpa                                     512          512        1,024
Gary R. Lamberg(2)                               13,750       13,750       27,500
Ezra P. Mager                                     3,437        3,437        6,874
Robert A. Malkin                                    312          312          624
Matset Inc.                                         157          157          314
Frank K. Mayers(3)                               13,750       13,750       27,500
Albert Milstein(4)                               13,750       13,750       27,500
George Y. Montonaga & Irene M. Montonaga
  JTTEN                                           2,000        2,000        4,000
James S. Mulholland Jr.(5)                        2,500        2,500        5,000


                                       13




                                                CLASS A      CLASS B       COMMON
                                                WARRANTS     WARRANTS       STOCK
                    NAME                       BEING SOLD   BEING SOLD   BEING SOLD
                    ----                       ----------   ----------   ----------
Allen Notowitz                                   13,750       13,750        27,500
James R. Ratliff                                  2,500        2,500         5,000
Rodney L. Rich & Co., Inc.                       13,750       13,750        27,500
Edward H. Rosen & Evelyn B. Rosen JTWROS         13,750       13,750        27,500
Roy Schaeffer & Marlena Schaeffer JTWROS(6)      41,250       41,250        82,500
A. Robert Schell                                 13,750       13,750        27,500
Louis Schell                                     16,500       16,500        33,000
Abraham Schreiber                                13,750       13,750        27,500
E. Donald Shapiro(7)                             13,750       13,750        27,500
Eugene Sukonick(8)                               41,250       41,250        82,500
Frederick Winston                                13,750       13,750        27,500
Martin Zelman(9)                                 13,750       13,750        27,500
CLASS A PREFERRED STOCKHOLDERS
GFL Performance Fund Ltd.                             0            0       439,545
Phoenix Partners L.P.(10)                             0            0       408,486
M. Kingdon Offshore NV(11)                            0            0       356,498
Strome Partners, L.P.                                 0            0       261,667
Ardsley Partners Fund I, L.P.(12)                     0            0       282,228
Ardsley Partners Fund II, L.P.(12)                    0            0       274,798
Morgens Waterfall Vintiadis Investments
  N.V.(10)                                            0            0       272,325
Betje Partners(10)                                    0            0       136,164
Kingdon Associates, L.P.(11)                          0            0       118,834
Kingdon Partners, L.P.(11)                            0            0       118,834
The Gifford Fund                                      0            0        84,909
Banque Unigestion                                     0            0        70,692
Mirza Mehdi                                           0            0        74,275
M.D. Sabbah                                           0            0        57,281
Olympus Securities, Ltd.                              0            0        59,417
Faisal Finance                                        0            0        56,578
C.S.L. Associates, L.P.                               0            0        47,539
The Hope Investment Company, Inc.                     0            0        34,162
Roy and Marlena Schaeffer JTWROS (13)                 0            0        37,142
Robert Klein and Myriam Gluck JTWROS                  0            0        37,142
Schottenfeld Associates L.P.                          0            0        35,656
Frederick J. Jaindl                                   0            0         7,000
W&P Bank & Trust Company Ltd.                         0            0        27,778
Greenwood Partners Limited Partnership                0            0        29,006
Leeor Sabbah                                          0            0        28,662
Banque Franck S.A.                                    0            0        28,278
Irvine Capital Partners L.P.                          0            0        20,800
Firebird Overseas, Ltd.                               0            0        14,139

                                       14






                                                CLASS A      CLASS B       COMMON
                                                WARRANTS     WARRANTS       STOCK
                    NAME                       BEING SOLD   BEING SOLD   BEING SOLD
                    ----                       ----------   ----------   ----------
Susan Tauber Lemor                                    0            0         14,859
Aaron Speisman                                        0            0         13,889
169193 Canada Inc.                                    0            0         14,859
Roger S. Lash                                         0            0         14,859
Uzi Zucker                                            0            0         14,495
Amram Kass Defined Benefit Pension Plan               0            0         10,000
Lori Shapero                                          0            0         11,656
Scott G. Sandler                                      0            0          8,495
Stuart Gruber                                         0            0          7,070
Amnon & Caren Barness, JTWROS                         0            0          7,248
Peter Grossman(14)                                    0            0          7,431
Steven N. Ostrovsky                                   0            0          2,548
Jerry Heymann                                         0            0          5,000
Paul D. and Rebecca L. Ostrovsky JTWROS               0            0          2,548
Paulette Tauber Mintz                                 0            0          7,431
Irwin Tauber                                          0            0          7,431
Mark Lawrence Dunetz                                  0            0          2,975
OTHER(15)
Hyman Doctor                                          0            0          1,250
Jack Henderson                                        0            0          2,500
Marilyn Gonzalez                                      0            0          2,500
Ann Korner                                            0            0          1,000
Michel Bergerac(16)                                   0            0         25,000
Walter Haeussler                                      0            0          8,750
E. Donald Shapiro(7)                                  0            0         25,000
Jean Bolognia                                         0            0          6,250
Ashok Chakraborty                                     0            0          3,000
Michael P. Osber                                      0            0          3,000
John Pawelek(17)                                      0            0         12,500
Stefano Sodi                                          0            0          1,500
James Platt                                           0            0            500
John Spears(18)                                       0            0        391,312
Morris Friedman(19)                                   0            0          8,676
Jay Kestenbaum(20)                                    0            0         12,215
Nathan Eisen                                          0            0         21,030
Albert Milstein(21)                                   0            0         24,431
Melvin L. Katten(22)                                  0            0          5,997
Norman Steinberg(23)                                  0            0          3,997
Yale University(24)                                   0            0        309,304
Sintong Pharmaceuticals U.S., Inc.                    0            0         23,859
D.H. Blair Investment Banking Corp.(25)         275,000      550,000      1,075,000
Martin A. Bell(26)                                    0            0         18,649


                                       15






                                                CLASS A      CLASS B       COMMON
                                                WARRANTS     WARRANTS       STOCK
                    NAME                       BEING SOLD   BEING SOLD   BEING SOLD
                    ----                       ----------   ----------   ----------
Dov Perlyski                                       0                0        18,086
D.H. Blair Investment Banking Corp.(25)            0                0        18,649
Alan Stahler                                       0                0        43,516
Kalman Renov(26)                                   0                0        43,516
J. Morton Davis(26)                                0                0         9,751
Michael Solomon                                    0                0        12,247
Richard Mish(27)                                   0                0         7,320
Alex Salm                                          0                0         4,505
Rich Elkin                                         0                0        12,951
Robert Fiandra                                     0                0           845
Mark Newman                                        0                0           564
Greg Carter                                        0                0         5,350
Elliot Scheier                                     0                0         1,127
David Lerner                                       0                0         1,127
Frank Monte                                        0                0           564
Richard Molinsky(28)                               0                0           620
Joe Nesc                                           0                0           282
Morris Betesh                                      0                0           564
Joe Andrews                                        0                0           282
Cindy Wertheimer                                   0                0         1,971
Lindsay A. Rosenwald, M.D.(29)                     0                0       227,458
Michael S. Weiss                                   0                0        40,929
Wayne L. Rubin                                     0                0        40,929
Jeffrey S. Levine                                  0                0        11,102
Joseph Edelman                                     0                0        68,941
Mark A. Abeshouse                                  0                0        11,228
Bernard Gross                                      0                0         7,128
Tim McInerney                                      0                0         1,587
Peter M. Kash                                      0                0       131,112
Scott Katzmann                                     0                0         1,799
Martin S. Kratchman                                0                0         3,752
CLASS A WARRANTHOLDERS (OTHER)
Frank Adimari                                      0              220            40
Lawrence C. Bejnarowicz & Susan Bejnarowicz
  JTTEN                                            0               20            40
S. McCoy Brown                                     0            1,320         2,640
Cede & Co. (FAST ACCOUNT)                          0        3,711,024     7,422,048
Christine P. Colby                                 0               17            34
Douglas C. Floren Cust. David S. Floren
  under the CT UNIF GIFT MIN ACT                   0            2,200         4,400
Douglas C. Floren Cust. Clay L. Floren
  Cust. under the CT UNIF GIFT MIN ACT             0            2,200         4,400
Joseph Friedman & Sylvia Friedman JTTEN            0            1,100         2,200
Daniel M. Hart Cust. West A Hart UGMA IL           0            1,100         2,200

                                       16






                                                CLASS A      CLASS B       COMMON
                                                WARRANTS     WARRANTS       STOCK
                    NAME                       BEING SOLD   BEING SOLD   BEING SOLD
                    ----                       ----------   ----------   ----------
Daniel M. Hart                                     0          1,100           2,200
Mark Hermsen                                       0             50             100
Mitchell S. Kramer                                 0             20              40
Thomas C. Noddings                                 0             11              22
Ruth M. Siegel Cust. Yoakov Yitzchok Siegel under
  IL UNIF TRANS MIN ACT                            0            200             400
Theodore R. Zeran                                  0          5,810          11,620
CLASS B WARRANTHOLDERS
Frank Adimari                                      0              0             220
Lawrence C. Bejnarowicz & Suzan Bejnarowicz
  JTTEN                                            0              0              20
Cede & Co. (Fast Account)                          0              0       3,151,267
Christine P. Colby                                 0              0              17
Douglas C. Floren Cust. Clay L. Floren under
  the CT UNIF GIFT MIN ACT                         0              0           2,200
Douglas C. Floren Cust. David S. Floren under
  the CT UNIF GIFT MIN ACT                         0              0           2,200
Joseph Friedman and Sylvia Frideman JTTEN          0              0           1,100
Herbert Harris                                     0              0           1,100
Daniel M. Hart Cust. West A. Hart Under the IL
  UNIF TRANS MIN ACT                               0              0           1,100
Daniel M. Hart                                     0              0           1,100
Mark Hermsen                                       0              0              50
Nicolaas M. Klaver & Barbara C. Klaver JT TEN      0              0           2,000
Mitchell S. Kramer                                 0              0              20
Thomas C. Noddings                                 0              0              11
Ruth M. Siegel Cust. Yoakov Yitzchok Siegel
  UTMA IL                                          0              0             200
CLASS B PREFERRED STOCKHOLDERS(30)
Banque Edouard Constant SA                         0              0         216,650
Elliott Associates, L.P.                           0              0         721,700
Faisal Finance (Switzerland) S.A.                  0              0         252,700
Gifford Fund Ltd.                                  0              0         360,850
JALAA Equities Limited Partnership                 0              0         288,750
Marion Howard Schroeder                            0              0          72,100
The Matthew Fund                                   0              0         108,150
Westgate International, L.P.                       0              0         721,700
Greg Manocherian                                   0              0          36,050
Shoham Investments Ltd.                            0              0         180,250
Global Bermuda Limited Partnership                 0              0         180,250
Lakeshore International, Ltd.                      0              0         360,850

---------

 (1) Mr. Katz is also the beneficial and record holder of an additional 6,000 shares of Common Stock, 6,000 Class A Warrants and 6,600 Class B Warrants.

 (2) Mr. Lamberg is also the beneficial and record holder of an additional 6,500 shares of Common Stock, 7,150 Class A Warrants and 7,150 Class B Warrants.


                                       17





 (3) Mr. Mayers is also the beneficial and record holder of an additional 10,000 shares of Common Stock, 1,000 Class A Warrants and 11,000 Class B Warrants.

 (4) Mr. Milstein is also the beneficial and record holder of additional 38,681 shares of Common Stock, 8,000 Class A Warrants and 8,000 Class B Warrants.

 (5) Mr. Mulholland is also the joint beneficial holder and record holder with his wife of an additional 10,000 shares of Common Stock.

 (6) Mr. and Mrs. Schaeffer are also the joint beneficial holders of an additional 40,000 shares of Common Stock, 10,000 Class A Warrants, 11,000 Class B Warrants and 12,500 shares of Class A Preferred Stock.

 (7) Mr. Shapiro is a director of the Company. Including the securities set forth herein, Mr. Shapiro is the beneficial holder of 72,200 shares of Common Stock of the Company.

 (8) Mr. Sukonick is also the beneficial and record holder of an additional 5,000 shares of Common Stock, 5,500 Class A Warrants and 5,500 Class B Warrants.

 (9) Mr. Zelman is also the beneficial and record holder of an additional 20,000 shares of Common Stock.

(10) Represents in the aggregate 8.6% of the outstanding Common Stock of the Company. Edwin Morgens is the Managing Member of the general partner of Phoenix Partners L.P. and is the Chairman of the investment advisors to Morgens Waterfall Vintiadis Investments N.V. and Betje Partners. Mr. Morgens disclaims beneficial ownership of all indicated shares.

(11) Represents in the aggregate 6.4% of the outstanding Common Stock of the Company. Kingdon Capital Management Corp. ("KCMC") is a general partner of Kingdon Partners, L.P. and Kingdon Associates, L.P. and is the investment advisor to M. Kingdon Offshore NV (collectively, the "Kingdon Funds"). As a result of such relationships, KCMC may be deemed to beneficially own the shares offered for sale by the Kingdon Funds, which consists of more than 5% of the Company's Common Stock.

(12) Represents in the aggregate 6.0% of the outstanding Common Stock of the Company. Kevin M. McCormack is the general partner of both limited partnerships and disclaims beneficial ownership of the indicated shares.

(13) Mr. and Mrs. Schaeffer are also the joint beneficial holders of an additional 40,000 shares of Common Stock, 51,250 Class A Warrants, and 11,000 Class B Warrants.

(14) Mr. Grossman is also the beneficial holder of an additional 12,500 shares of Common Stock.

(15) Information is as of August 15, 1997.

(16) Mr. Bergerac is a director of the Company. Including the securities set forth herein, Mr. Bergerac is the beneficial holder of 27,500 shares of Common Stock of the Company.

(17) Mr. Pawelek is a consultant to the Company and is also the beneficial and record holder of an additional 22,500 Class B Warrants.

(18) Mr. Spears is President, Chief Executive Officer and a Director of the Company. In addition to the securities being sold herein, Mr. Spears holds 23,100 shares issuable upon exercise of warrants, representing in the aggregate 4.5% of the outstanding Common Stock of the Company.

(19) Mr. Friedman is also the beneficial and record holder of an additional 14,500 shares of Common Stock, 2,000 Class A Warrants and 2,000 Class B Warrants.

(20) Mr. Kestenbaum is also the beneficial and record holder of an additional 17,500 shares of Common Stock, 5,000 Class A Warrants and 5,000 Class B Warrants.

(21) Mr. Milstein is also the beneficial and record holder of an additional 14,250 shares of Common Stock, 21,750 Class A Warrants and 8,000 Class B Warrants.


                                       18






(22) Mr. Katten is also the beneficial and record holder of an additional 6,125 shares of Common Stock, 3,000 Class A Warrants and 3,000 Class B Warrants.

(23) Mr. Steinberg is also the beneficial and record holder of an additional 3,125 shares of Common Stock and is also the beneficial holder, through an IRA account, of an additional 2,000 shares of Common Stock, 2,000 Class A Warrants and 2,000 Class B Warrants.

(24) Yale University is a party to various license agreements with the Company. See "RISK FACTORS."

(25) D.H. Blair Investment Banking Corp. is a consultant to the Company and was the underwriter of the Company's initial public offering in August 1995 and was placement agent for certain previous private placements.

(26) This stockholder is an officer of D.H. Blair Investment Banking Corp. See "Note 25."

(27) Mr. Mish is also the beneficial holder of 2,500 shares of Common Stock, 2,750 Class A Warrants and 2,750 Class B Warrants.

(28) Mr. Molinksy is also the beneficial and record holder of an additional 12,250 shares of Common Stock.

(29) Dr. Rosenwald is the Chairman and sole shareholder of Paramount Capital, Inc. which is a financial advisor to the Company and acted as placement agent for the Company's May 1995 private placement of Class A Preferred Stock. He is also the beneficial and record holder of an additional 29,509 shares of Common Stock. Dr. Rosenwald may also be deemed the beneficial holder of 22,528 shares of Common Stock held by his wife as custodian for his children. Dr. Rosenwald disclaims beneficial ownership of all shares held by his wife and children.

(30) Share amounts include shares issuable upon effect of certain anti-dilution rights.


                                       19






                              PLAN OF DISTRIBUTION

    The Company is registering the Securities on behalf of the Selling Securityholders. All costs, expenses and fees in connection with the registration of the Securities offered hereby will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Securities will be borne by the Selling Securityholders.

    Sales of Securities may be effected from time to time in transactions (which may include block transactions) on the NASDAQ SmallCap MarketSM, in negotiated transactions, or a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling Securities directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of Securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the Securities might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the Securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act. Liabilities under the federal securities laws cannot be waived.

    Because the Selling Securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Securityholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of the shares, such Selling Securityholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which Regulation would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M also prohibits any bid or purchase for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.



                               LEGAL MATTERS

    Certain legal matters with respect to the validity of the Securities offered hereby have been passed upon for the Company by Wiggin & Dana, New Haven, Connecticut.


                                  EXPERTS

    The consolidated financial statements of Vion Pharmaceuticals, Inc. at December 31, 1996 and for the years ended December 31, 1996 and 1995 and for the period May 1, 1994 (commencement of operations) to December 31, 1996, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                       20




================================================================================

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                                   ----------

                                TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
     Available Information .....................................   2

     Incorporation of Certain Documents by
       Reference ...............................................   2

     Risk Factors ..............................................   3

     Use of Proceeds ...........................................  11

     Background of the Company .................................  11

     Recent Developments .......................................  12

     Selling Securityholders ...................................  13

     Plan of Distribution ......................................  20

     Legal Matters .............................................  20

     Experts ...................................................  20

================================================================================







================================================================================




                           VION PHARMACEUTICALS, INC.


                        22,027,022 SHARES OF COMMON STOCK
                       810,991 REDEEMABLE CLASS A WARRANTS
                      4,812,383 REDEEMABLE CLASS B WARRANTS






                                ----------------
                                   PROSPECTUS
                                ----------------








                                NOVEMBER 3, 1997





================================================================================




                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses payable by the Company in connection with the distribution of the securities being registered hereby are as follows (asterisks indicate an estimate):

                                                            AMOUNT
                                                            ------
           SEC Registration Fee ........................  $22,677.37
           Printing and Engraving Expenses .............   10,000.00*
           Accounting Fees and Expenses ................    5,000.00*
           Legal Fees and Expenses .....................   22,000.00*
           Blue Sky Fees and Expenses ..................    5,000.00*
           Miscellaneous Expenses ......................      322.63*
                                                          ----------
              Total ....................................  $65,000.00*
                                                          ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

    In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(a)(7).


ITEM 16. EXHIBITS

   EXHIBIT
   NUMBER                                 DESCRIPTION
   -------                                -----------

     2.1        -- Agreement and Plan of Merger among MelaRx Pharmaceuticals, Inc.,
                   OncoRx Research Corp. and OncoRx, Inc. dated as of April 19, 1995(1)
     2.2        -- Certificate of Merger, dated April 20, 1995(1)
     4.1        -- Form of Bridge Note(1)
     4.2        -- Form of Warrant Agreement for Warrants issued in connection with the bridge financing(1)
     4.3        -- Form of Underwriter's Unit Purchase Option(1)
     4.4        -- Form of Placement Agent's Warrant(1)
     4.5        -- Form of Warrant Agreement for Class A and Class B Warrants(1)
     5.1        -- Opinion of Wiggin & Dana
    23.1        -- Consent of Ernst & Young L.L.P.
    23.2        -- Consent of Wiggin & Dana (included in Exhibit 5.1)
    24.1        -- Power of Attorney (included on signature page)*

-------
 *  Previously filed.
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-93468), effective August 14, 1995.


                                      II-1




ITEM 17. UNDERTAKINGS

    (1) The undersigned Registrant hereby undertakes that it will:

       (a) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act,

           (ii)  Reflect  in  the   prospectus   any  facts  or  events   which,
       individually  or  together,   represent  a  fundamental   change  in  the
       information in the registration statement, and

           (iii) Include any additional or changed material information on the plan of distribution.

       (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

       (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of this offering.

    (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (3) The undersigned registrant hereby undertakes that it will:

       (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

       (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.


                                      II-2





                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW HAVEN, STATE OF CONNECTICUT ON OCTOBER 31, 1997.


                                           VION PHARMACEUTICALS, INC.
                                               (Registrant)

                                           By:  /s/ JOHN A. SPEARS
                                              ---------------------------------
                                                    JOHN A. SPEARS
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


            SIGNATURE                                  TITLE                             DATE
            ---------                                  -----                             ----
               *                    Chairman of the Board                          October 31, 1997
------------------------------
        WILLIAM R. MILLER


     /s/ John A. Spears             Director, President and                        October 31, 1997
------------------------------       Chief Executive Officer,
         JOHN A. SPEARS              (Principal Executive Officer)


    /s/ Thomas E. Klein             Vice President -- Finance                      October 31, 1997
------------------------------        and Chief Financial Officer
         THOMAS E. KLEIN              (Principal Accounting Officer)


                                    Director
------------------------------
       MICHEL C. BERGERAC


               *                    Director                                       October 31, 1997
------------------------------
          FRANK T. CARY


                                    Director
------------------------------
           A.E. COHEN


               *                    Director                                       October 31, 1997
------------------------------
         JAMES FERGUSON


                                    Director
------------------------------
         MICHAEL C. KENT


               *                    Director                                       October 31, 1997
------------------------------
       ALAN C. SARTORELLI


                                    Director
------------------------------
        E. DONALD SHAPIRO


               *                    Director                                       October 31, 1997
------------------------------
         WALTER WRISTON


* By:  /s/  Thomas E. Klein
------------------------------
       Thomas E. Klein
       Attorney-in-fact



                                      II-3



                                INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                       DESCRIPTION
 ------                                       -----------

     2.1        -- Agreement and Plan of Merger among MelaRx Pharmaceuticals, Inc., OncoRx Research
                   Corp. and OncoRx, Inc. dated as of April 19, 1995(1)
     2.2        -- Certificate of Merger, dated April 20, 1995(1)
     4.1        -- Form of Bridge Note(1)
     4.2        -- Form of Warrant Agreement for Warrants issued in connection with the bridge financing(1)
     4.3        -- Form of Underwriter's Unit Purchase Option(1)
     4.4        -- Form of Placement Agent's Warrant(1)
     4.5        -- Form of Warrant Agreement for Class A and Class B Warrants(1)
     5.1        -- Opinion of Wiggin & Dana
    23.1        -- Consent of Ernst & Young L.L.P.
    23.2        -- Consent of Wiggin & Dana (included in Exhibit 5.1)
    24.1        -- Power of Attorney (included on signature page)*

---------
 *  Previously filed.
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2 (File No. 33-93468), effective August 14, 1995.